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FOR IMMEDIATE RELEASE                 CONTACT:        FINANCIAL: LAUREN S. BABUS
                                                      (201) 307-2100
                                                      PRESS: JOE RUSSO
                                                      (201) 307-2486




                         THE HERTZ CORPORATION DECLARES
                               QUARTERLY DIVIDEND

PARK RIDGE, NJ, FEBRUARY 1, 2000 - The Board of Directors of The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading construction and industrial equipment rental business, has declared a quarterly dividend of $0.05 per share on the company's Class A and Class B Common Stock payable on March 10, 2000 to shareholders of record as of February 15, 2000.

     The Hertz Corporation, headquartered in Park Ridge, N.J., operates from more than 6,300 locations in the U.S. and over 140 foreign countries.
























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